1. Purpose. The Houghton Mifflin Company 1994 Executive Stock Purchase Plan ("Plan"), adopted pursuant to the Houghton Mifflin Company 1992 Stock Compensation Plan (the "1992 Plan"), is designed to facilitate the immediate purchase, by the Senior Corporate Officers of Houghton Mifflin Company and its subsidiaries (collectively, the "Company"), of the Company's common stock, par value $1.00 per share ("Common Stock"). The purchases facilitated by the Plan are intended to achieve the following specific purposes:

          a. more closely align Senior Corporate Officers' financial rewards with the financial rewards realized by other
Company stockholders;

          b. increase Senior Corporate Officers' motivation to manage the Company as owners; and

          c. increase the ownership of Common Stock among Senior Corporate Officers of the Company.

2. Eligibility and Participation. Individuals eligible to participate are those granted options to purchase shares of Common Stock by vote of the Compensation and Nominating
Committee of the Company's Board of Directors (the "Committee") on August 24, 1994. To become a Plan participant
("Participant"), an eligible individual must:

          a. submit a completed and executed Option Grant and Exercise Agreement; and

          b. promptly complete and execute all necessary agreements and other documents relating to the Plan and the loans contemplated by Section 3 hereof.

The agreements and other documents specified in this Section
2 must be in such form and must be submitted at such times and to such Company officers as are specified by the Company. No eligible individual is required to participate in the Plan.

3. Payment of Exercise Price. Each Participant must deliver consideration equivalent to 100% of the price for the shares of the Common Stock purchased pursuant to this Plan ("Purchased
Shares") at the time, place and manner specified by the Company. The Purchased Shares will not be issued in the

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Participant's name until the Company has received such
consideration. The Company may arrange for each Participant to obtain a loan from a third party ("Third Party Loan") or directly provide a loan (collectively, "Permanent Loan") as consideration to fund the purchase of the Purchased Shares; however, the initial interim funding of the purchase price will be provided by a loan ("Interim Loan") from the Company to the Participant with an interest rate equal to 50 basis points above the average 90-day posted commercial paper rates, as provided by the Company's two commercial paper agents, Merrill Lynch Pierce Fenner & Smith Inc. and CS First Boston Corporation. The term of the Permanent Loan will end no later than 90 days after the fifth Anniversary (as defined in Section 7 hereof), except as provided in Section 11 hereof or if the loan is fully prepaid at an earlier date. If the third party financing is arranged, each Participant shall sign a letter of direction which directs all of his or her Third Party Loan proceeds to be paid directly to the Company in payment of the Interim Loan or the Permanent
Loan. The Participant is responsible for satisfying all of the lending requirements to qualify for the Third Party Loan. The Participant is fully obligated to repay all principal, interest and any prepayment fees on the Participant's loan when due and payable. While the Interim Loan is outstanding, wherever the context requires in this Plan, references to the third party as lender shall be deemed to be references to the Company as lender.

4. Loan Guarantee. With respect to a Third Party Loan, if any, the Company may be required to guarantee repayment to the lender of 100% of all principal, interest, prepayment fees and other obligations of each Participant under the Participant's loan described in Section 3 hereof. The Company's loan guarantee may be a condition to the loan arrangement the Participant makes with the third party The terms and conditions of the guarantee shall be as agreed by the Company and the lender. As stated in Section 3 hereof, each Participant is fully obligated to repay to the lender all principal, interest and any prepayment fees on the Participant's loan when due and payable. The Company may take all action relating to the Participant and his or her assets which the Committee deems reasonable and necessary to provide security for the Interim Loan or Permanent Loan provided by the Company or for the Company's guarantee of the Participant's Third Party Loan (including, without limitation, a pledge of the Purchased Shares) and to obtain full reimbursement for any payments the Company becomes obligated to make to a third party under its guarantee of the Participant's loan.

5. Registration of Shares. The Purchased Shares will be registered in the name of the Participant. Each certificate may bear a legend referring to the Plan and the agreements between the Participant and the Company relating to the

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Purchased Shares.  The certificates for the Purchased Shares, together with all non-cash and other extraordinary dividends on the Purchased Shares, will be held by the Company until all restrictions on the Purchased Shares have lapsed and any loan to the Participant referred to in Section 3 hereof is no longer outstanding. Each Participant shall deliver to the Company a stock power endorsed in blank with respect to the Purchased Shares.

6. Stockholder Rights. During the period in which the Purchased Shares are subject to pledge or restrictions on transfer, each Participant will have all other rights of a stockholder with respect to the Purchased Shares, including the right to vote the Purchased Shares and the right to receive all regular cash dividends paid with respect to the Purchased Shares. To the extent required by the Plan, the loan agreements and other documents relating to the Plan, the Company's Transfer Agent will be irrevocably directed to deliver all such dividends directly to the Company for payment of loan interest on the Permanent Loan. Any regular cash dividends with respect to the Purchased Shares in excess of required interest payments will, at the Participant's option, either be paid directly to the Participant or deposited in a bank account designated by the Participant.

7.     Restrictions on Sale of Purchased Shares.  Each
Participant is permitted to sell all or any portion of the Purchased Shares, subject to the following restrictions:

          a. except in the event of death, disability (as determined by the Company, in its sole discretion), or certain terminations of employment, as described in Section 11, 12 or 13 hereof, or a Change in Control as defined in Section 14 hereof, no Participant may sell any portion of the Purchased Shares before the first anniversary of the Participant's payment of the exercise price (hereinafter, each such equential anniversary may be called an "Anniversary");

          b. no Participant may sell any portion of the Purchased Shares unless all principal, interest and any prepayment fees due on the loan contemplated by Section 3 hereof have previously been paid or all proceeds of the sale are simultaneously applied first to the payment of all such principal, interest and prepayment fees; and

          c. the Company has the right to impose additional restrictions on the timing, amount and form of the sale of the Purchased Shares with respect to any Participant to the extent it determines that such restrictions are necessary or advisable in order to comply with any applicable law. Each Participant must notify the Company of his or her intention to

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sell the Purchased Shares before such a sale may be implemented.
The Company may elect, by notice directed to the Participant on the business day immediately following receipt of such notification, to allow the Participant to sell the Purchased Shares in the open market or to repurchase the Purchased Shares itself. If the Company repurchases the Purchased Shares, the purchase price will be the average closing sale price of a share of Common Stock as reported in the New York Stock Exchange Composite Index over the six-day period consisting of the three trading days before and the three trading days after the notification to the Company of the intent to sell.

8. Risk Sharing and Risk Sharing Payment. To the extent and upon the conditions set forth in Sections 10 through 14 hereof, the Company will share the "Loss" (if any) or the "Gain" (if any) which any Participant incurs upon the sale of all or a portion of the Participant's Purchased Shares. "Gain" and "Loss" shall be determined in accordance with Section 9 hereof. Except as set forth in Sections 11 through 14 hereof, the Company will share in any Loss so incurred only if the Participant remains employed by the Company until at least the first Anniversary. If Participant sells any portion of the Purchased Shares at a Loss prior to the fifth Anniversary and if the Participant is responsible for less than 100% of that Loss under Sections 10 through 14 hereof, the Company will assume the portion of the Loss for which the Participant is not responsible by delivering cash equal to such portion (the "Risk Sharing Payment") (less the amount of any anticipatory payment referred to below) directly to the Participant within the five days immediately following the repayment of the Participant's loan under Section 3. The Company shall also, if requested by the Participant upon five days' notice, make an anticipatory cash Risk Sharing Payment, to the extent reasonably ascertainable, to the Participant at the time of the Participant's loan repayment under Section 3 in order to facilitate the repayment of such loan. The Company anticipates that the Risk Sharing Payment will constitute compensation to the Participant, subject to tax withholding and reporting.

9. Calculation of Gain or Loss. Gain or Loss shall be computed by reference to the sale price for the Purchased Shares sold and the cost basis thereof, without giving effect to any tax consequences of the transactions. The cost basis shall be the actual purchase price for the Purchased Shares set forth in the Option Grant and Exercise Agreement plus interest on the Permanent Loan (but except as provided in Sections 10 through 14 hereof, shall not include prepayment fees for the Participant's early loan payment) less cash dividends received with respect to the Purchased Shares through the date of sale and the value of non-cash dividends or distributions, if any, with respect to the Purchased Shares through the date of sale measured at the time of sale of such non-cash dividend or

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distribution or the time of sale of the Purchased Shares,
whichever is earlier. The sale price shall be the actual sales price received by the Participant less reasonable and customary brokerage commissions and other incidental transaction costs directly incurred in the sale transaction. The Gain or Loss with respect to the Purchased Shares of any Participant will be measured on a per share basis prorated for the proportion of Purchased Shares sold to Purchased Shares owned.

10. Participant's Share of Gain or Loss, Generally. Subject to Sections 11 through 14 hereof, upon the sale of all or any portion of a Participant's Purchased Shares on or after the first Anniversary but before the fifth Anniversary

    a. if any portion of the Purchased Shares is sold before the third Anniversary, the Participant
                 1)  is responsible for 100% of the Loss on
that portion of the Purchased Shares; and

                 2) is entitled to receive 50% of the Gain on that portion of the Purchased Shares; and

    b. if any portion of the Purchased Shares is sold on or after the third Anniversary, the Participant
                 1)  is responsible for 50% of the Loss on
that portion of the Purchased Shares; and

                 2) is entitled to receive 100% of the Gain on that portion of the Purchased Shares.

The Committee may, upon recommendation of the Company's chief executive officer, modify the risk sharing allocations in Sections 10 through 13 hereof or may include prepayment fees in the calculation of Gain or Loss where otherwise not included in order to accommodate the personal hardship of any Participant when no other resources are reasonably available to the Participant.

11. Participant's Share after Death or Disability. If a Participant's employment with the Company terminates because of the Participant's death or disability (as determined by the Company in its sole discretion) at any time prior to the fifth Anniversary, the Participant (or the Participant's legal representative) may thereafter sell all or any portion of the Purchased Shares subject to the conditions specified in subsections 7(b) and (c) hereof (but not subject to subsection 7(a) hereof). Upon the death of a Participant, his or her loan will become immediately due and payable. With respect to the Purchased Shares sold after the Participant's death or disability and prior to the fifth Anniversary, the Participant (or the Participant's legal representative) is not responsible

26
for any Loss on the sale of the Purchased Shares but is entitled to receive 100% of the Gain on the sale of the Purchased Shares. Gain or Loss shall be determined under this
Section 11 in the same manner as Gain or Loss under Section 9, except that any prepayment penalties for early loan repayment shall be added to the cost basis of the Purchased Shares sold.

12. Participant's Share after Employment Termination by Transaction. If a Participant's employment with the Company terminates because of an acquisition, divestiture, merger, spin-off or similar transaction ("Transaction"), the Participant may sell all or any portion of the Purchased Shares, subject to the conditions specified in subsections 7(b) and (c) hereof, but not those of subsection 7(a) hereof. With respect to the risk sharing provisions of Sections 8 and 9 hereof, if the Participant's employment terminates prior to the fifth Anniversary, the Participant will be

       a. entitled to receive 100% of the Gain on the sale of Purchased Shares;

       b. entitled to receive reimbursement from the Company for any prepayment penalties for the Participant's early loan repayment to the extent of any Loss; and

       c. responsible for such other portion, if any, of the Loss as is determined by the Committee.

In all other respects, the Participant whose employment is terminated because of a Transaction will remain subject to all of the terms and conditions of the Plan.

13.     Participant's Share after Other Employment Termination.

(1) If a Participant's employment with the Company terminates voluntarily, the following will apply:

       a. if the Participant's employment with the Company terminates on or after the first Anniversary, he or she will remain subject to all of the terms and conditions of the Plan, as if his or her employment had not terminated, including specifically the risk sharing provisions of Sections 8 through 10 hereof.

       b. if the Participant's employment with the Company terminates before the first Anniversary, he or she is:
                 1)  permitted to sell the Purchased Shares
subject to the restrictions specified in subsections 7(b) and (c) hereof (but not subject to subsection 7(a) hereof);
                 2)  responsible for 100% of the Loss on the
sale of the Purchased Shares; and
                 3)  entitled to receive 50% of the Gain on the

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sale of the Purchased Shares; the remaining 50% of the Gain must be paid to the Company simultaneously with the sale.

(2) If a Participant's employment with the Company terminates involuntarily, he or she is:

       a. permitted to sell the Purchased Shares subject to the restrictions specified in subsections 7(b) and (c) hereof
(but not subject to subsection 7(a) hereof);

       b. entitled to receive 100% of the Gain on the sale of Purchased Shares;

       c. entitled to receive reimbursement from the Company for any prepayment penalties for the Participant's early loan repayment to the extent of any Loss; and

       d. responsible for such other portion, if any, of the Loss as is determined by the Committee.

14. Change in Control. In the event of a Change in Control prior to the fifth Anniversary, the restrictions on the sale of the Purchased Shares specified in subsection 7(a) hereof will lapse immediately, each Participant employed by the Company immediately before the Change in Control will be deemed to have been employed by the Company until the first Anniversary, and the Participant will not be responsible for any Loss on the sale of the Purchased Shares but will be entitled to receive 100% of any Gain on the sale of the Purchased Shares. Gain or Loss shall be determined under this Section 14 in the same manner as Gain or Loss under Section 9, except that any prepayment penalties due for the Participant's early loan payment shall be added to the cost basis of the Purchased
Shares sold.

A Change in Control shall be deemed to have occurred if:

       a.  any person as defined in subsection (e) of this
Section 14 is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

       b. during any period of no more than two consecutive years (not including any period prior to the adoption of this Plan) individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has

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entered into an agreement with the Company to effect a
transaction described in subsection (a), (c) or (d) of this
Section 14) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

       c. the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than
(i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

       d. the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

       e. As used in subsection (a) of this Section 14, the term "person" has the meaning given such term in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excludes
(i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company) and (iii) any corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

15. 1992 Plan and Amendment of this Plan. The Plan is governed by the provisions of the 1992 Plan, except as otherwise expressly stated herein. Subject to the provisions of the 1992 Plan, the Committee may amend the Plan at any time it determines an amendment to be in the best interests of the Company. In accordance with the 1992 Plan, no such amendment may adversely affect the rights of a Participant without the consent of the Participant.



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